Gran Tierra Energy Inc. Announces Fourth Quarter and Year-End Results for 2017 Highlighted by 20% Increase in Production and 30% Growth in 2P Net Asset Value Per Share

CALGARY, Alberta, February 27, 2018, Gran Tierra Energy Inc. ("Gran Tierra" or the "Company") (NYSE American:GTE)(NYSE MKT:GTE)(TSX:GTE) today announced the Company's financial and operating results for the fourth quarter and year ended December 31, 2017. All dollar amounts are in United States (“U.S.”) dollars unless otherwise indicated.

Production amounts are on an average working interest before royalties ("WI") basis unless otherwise indicated. Per barrel of oil equivalent ("BOE") amounts are on a WI sales basis. For per BOE amounts based on net after royalty ("NAR") production, see Gran Tierra's Annual Report on Form 10-K filed February 27, 2018. Unless otherwise expressly stated, all reserves and resources values and ancillary information contained in this press release have been calculated in compliance with Canadian National Instrument 51-101 – Standards of Disclosure for Oil and Gas Activities (“NI 51-101”) and the Canadian Oil and Gas Evaluation Handbook (“COGEH”) and are based on the Company's 2017 year-end estimated reserves and prospective resources as evaluated by the Company's independent qualified reserve evaluator McDaniel & Associates Consultants Ltd. (“McDaniel”) in reports with effective dates of December 31, 2017 (the “GTE McDaniel Reserves Report” and the "GTE McDaniel Prospective Resources Report").

Key Highlights

•
Completed the transformation of the Company to a Colombian focused explorer and producer with the integration of four key acquisitions, elimination of non-prospective exploration acreage in frontier basins in Colombia, successful sale of Brazil assets and spin-off of Peru assets

•
Achieved a new Company milestone in average annual Colombia only production in 2017 of 31,426 BOE per day (“BOEPD”), 20% higher than 26,216 BOEPD in 2016 and 38% higher than 22,794 BOEPD in 2015; on a per share basis, Colombia production in 2017 was up 21% from 2016

•
Increased average Colombia only production in fourth quarter 2017 to 34,477 BOEPD, 14% higher than 30,258 BOEPD in fourth quarter 2016 and 6% higher than the third quarter of 2017 (the "Prior Quarter"); Colombia production in fourth quarter 2017 was also up 53% from second quarter 2015, when the current senior management team started at Gran Tierra

•
Increased Colombia Proved plus Probable net asset value ("NAV") per share to $5.69, a 30% increase from 2016 and 49% increase from 2015, based on before tax net present values discounted at 10% ("NPV")

•	Increased Colombia unrisked mean prospective resources to 1,462 million barrels of oil equivalent ("MMBOE"), with 822 MMBOE primarily in the Putumayo regional carbonate play

•	Demonstrated ongoing strong financial performance in 2017:

•	Fourth quarter 2017 net loss was $41 million, or $0.10 per share basic and diluted, compared with net income of $3 million, or $0.01 per share basic and diluted, in the Prior Quarter

•	Fourth quarter 2017 funds flow from operations(1) increased by 25% to $69 million compared with $55 million in the Prior Quarter

•
In 2017, net loss was significantly lower at $32 million, or $0.08 per share basic and diluted, compared with $466 million, or $1.45 per share basic and diluted, in 2016; net loss in 2017 included loss on sale of the

Company's Brazil and Peru business units of $44 million; impairment losses decreased by $414 million, net of income tax recovery, compared to 2016

•	Funds flow from operations(1) increased by 110% to $220 million in 2017 compared with $105 million in 2016

•
Gran Tierra had an active fourth quarter 2017 with capital expenditures of $75 million, which exceeded fourth quarter 2017 funds flow from operations by $6 million, primarily as a result of accelerating the Acordionero production facilities

•	Oil and gas sales increased by 46% to $422 million in 2017 compared with $289 million in 2016, and, for the fourth quarter 2017, $127 million compared with $104 million in the Prior Quarter

•	Improved Cost Structure Continues to Positively Impact the Bottom Line:

▪
Operating Netback(1): Despite only a 24% increase in Brent crude oil prices from 2016, operating netback per BOE increased by 47% compared with 2016 to $24.59 per BOE and increased by 22% to $28.71 per BOE in fourth quarter 2017 relative to the Prior Quarter; these strong operating netback increases are indicative of the quality of Gran Tierra's assets and the Company's focus on cost control and optimized oil marketing strategies

▪
Combined Operating, Transportation and General and Administrative ("G&A") Expenses: in 2017 were $14.05 per BOE, down by 2% from $14.29 per BOE in 2016 and down by 19% from $17.38 per BOE in fourth quarter 2015

▪
Operating Expenses: in 2017 increased to $9.35 per BOE compared with $8.51 per BOE in 2016 primarily due to power disruptions in the Putumayo Basin as a result of Mocoa landslide; additionally, 2017 operating expenses included $3 million related to the NaturAmazonas reforestation and conservation program in the Putumayo Basin, which is a five year partnership between Gran Tierra and Conservation International, a non-governmental organization well known for implementing and managing nature conservation projects around the world; operating expenses increased to $9.86 per BOE in fourth quarter 2017 from $9.12 per BOE in the Prior Quarter primarily due to higher maintenance costs

▪
Transportation Expenses: decreased by 31% to $2.15 per BOE in 2017 from $3.12 per BOE in 2016 primarily due to a lower percentage of volumes sold using pipelines and the use of alternative transportation routes which had lower costs per BOE than the routes used in 2016; in the fourth quarter 2017, transportation expenses decreased by 11% to $1.79 per BOE from $2.02 per BOE in the Prior Quarter; the decrease on a per BOE basis was primarily a function of higher volumes compared with the Prior Quarter

▪	G&A Expenses: per BOE in 2017 decreased to $2.55 per BOE from $2.66 per BOE in 2016, and for fourth quarter 2017 were up slightly to $2.42 per BOE compared with $2.33 per BOE in the Prior Quarter

•
Subsequent to 2017 year-end, Gran Tierra announced the closing of its successful $300 million 6.25% senior notes offering on February 15, 2018; the net proceeds of which Gran Tierra used to repay the outstanding amount on the revolving credit facility ($148 million at December 31, 2017) with the remainder for general corporate purposes; this financing gives Gran Tierra the flexibility to accelerate existing projects,to finance development of potential future exploration discoveries or pursue other opportunities

•
Increased reserves (in MMBOE), reserves per share, NPV and NAV per share in all categories including Proved ("1P"), Proved plus Probable ("2P") and Proved plus Probable plus Possible ("3P") (Colombia only):

		Increase			Increase		Increase	NAV	Increase
	Reserves	from	from	Reserves	from	NPV	from	10% Discount	from
Reserves	Dec 31, 2017	Dec.31 2016	Dec.31 2015	Per Share(2)	Dec.31 2016	10% Discount	Dec.31 2016	Per Share(2)	Dec.31 2016
Category	MMBOE	%	%	MMBOE/share	%	$ million	%	$/share	%
1P	74	14	75	0.19	16	1,394	26	2.87	29
2P	137	18	142	0.35	20	2,500	27	5.69	30
3P	203	10	194	0.52	12	3,625	17	8.57	19

•	The increases in NPV and NAV per share were achieved despite an overall 5% decrease in the January 1, 2018 McDaniel price forecast relative to the January 1, 2017 McDaniel price forecast

•
Gran Tierra expects 2018 average production to be 36,500 to 38,500 BOEPD, representing organic growth of 16% to 23% over 2017 average WI Colombia only production before royalties of 31,426 BOEPD. The Company's production guidance only includes forecasted volumes from existing operations and expected development projects; no volumes are assumed for any exploration success.

Message to Shareholders

Gary Guidry, President and Chief Executive Officer of Gran Tierra, commented: "After successfully transforming our portfolio and the Company in 2015 and 2016, our focus on execution in 2017 delivered strong financial performance. Our returns focused strategy with an emphasis on profitable production growth has generated great results. During 2017, Gran Tierra's high-quality, operated, diversified suite of assets in Colombia delivered material year-on-year improvements in several important metrics, including a 20% increase in production, a 93% reduction in net loss, a 27% increase in oil and gas sales per BOE, a 47% improvement in operating netback per BOE and dramatic growth of 110% in funds flow from operations. Our growth in operating netback and funds flow from operations both greatly exceeded the 24% increase in the Brent oil price in 2017 and is a strong indicator of Gran Tierra's sharp focus on controlling operating and transportation costs and optimizing oil marketing strategies. With our high netback production, low base production declines, an expanded drilling inventory and a large resource base, we demonstrated in 2017 that Gran Tierra has created a sustainable business model which we expect to be fully funded by forecasted cash from operating activities in 2018. Since we operate over 90% of our production, Gran Tierra also has significant control and flexibility on capital allocation and timing during volatile periods in oil and capital markets.

Creation of long-term shareholder value is at the centre of everything we do at Gran Tierra and we believe this is achieved by focusing on capital efficiency and returns on invested capital. As we reported on January 30, 2018, our robust portfolio delivered, during 2017, Colombia 2P growth of 18% in reserves, 20% in reserves per share, 27% in total NPV to $2.5 billion and 30% in NAV per share to $5.69 per share. This high quality set of assets is now expected to have visibility to production of approximately 50,000 BOEPD by 2020, based on the 2P forecast from the GTE McDaniel Reserves Report. With our large resource base, we plan to drill 30 to 35 exploration wells over the next three years, which are all expected to be funded by cash from operating activities. Our exploration campaign is designed to test the majority of our large portfolio of unrisked mean prospective resources of 1.5 billion BOE with these wells, including our dominant Putumayo Basin position in the A-Limestone, other carbonates and N Sand oil play fairways.

Subsequent to 2017 year-end, we believe that markets delivered a strong vote of confidence in our Colombia-focused, long-term strategy, as evidenced by our successful offering of $300 million in 6.25% senior notes. After paying down our revolving credit facility and placing the excess cash on our balance sheet, we believe our improved financial flexibility and strong liquidity position leaves Gran Tierra well-positioned to potentially accelerate current development projects or future exploration discoveries in the Putumayo and Middle Magdalena Valley Basins.

On behalf of our Board of Directors and the team at Gran Tierra, I want to thank all of our stakeholders for their continued support. We believe that our focused strategy is delivering results on several fronts and that Gran Tierra is well positioned for an exciting year of growth in 2018 and beyond as we continue to efficiently create value in the multi-horizon, proven hydrocarbon producing basins of Colombia."

Financial and Operational Highlights (all amounts in $000s, except per share and BOE amounts)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2017	2017	2016	2017	2016
Net Income (Loss)	$(40,802)	$3,130	$(127,355)	$(31,708)	$(465,565)
Net Income (Loss) Per Share - Basic and Diluted	$(0.10)	$0.01	$(0.36)	$(0.08)	$(1.45)

Oil and Gas Sales	$127,179	$103,768	$91,614	$421,734	$289,269
Operating Expenses	(31,403)	(27,321)	(24,472)	(109,869)	(86,925)
Transportation Expenses	(5,635)	(6,038)	(7,458)	(25,107)	(31,776)
Operating Netback(1)	$90,141	$70,409	$59,684	$286,758	$170,568

G&A Expenses Before Stock-based Compensation	$7,637	$6,965	$10,713	$29,775	$27,127
G&A Expenses Stock-Based Compensation	4,501	1,686	1,891	9,239	6,091
G&A Expenses, Including Stock-Based Compensation	$12,138	$8,651	$12,604	$39,014	$33,218

Adjusted EBITDA(1)	$78,180	$61,196	$47,455	$248,005	$128,414

Funds Flow from Operations(1)	$69,123	$55,128	$36,186	$220,197	$104,984

Capital Expenditures	$75,322	$71,694	$58,219	$251,041	$127,789

Average Daily Volumes (BOEPD)
Working Interest Production Before Royalties	34,477	32,570	31,031	32,105	27,062
Royalties	(6,114)	(5,055)	(4,768)	(5,320)	(3,875)
Production NAR	28,363	27,515	26,263	26,785	23,187
(Increase) Decrease in Inventory	(194)	(68)	214	(96)	767
Sales	28,169	27,447	26,477	26,689	23,954
Royalties, % of WI Production Before Royalties	18%	16%	15%	17%	14%

Per BOE (3)
Brent	$61.54	$52.18	$51.13	$54.82	$44.33
Quality and Transportation Discount	(12.47)	(11.08)	(13.52)	(11.53)	(11.34)
Royalties	(8.71)	(6.38)	(5.72)	(7.20)	(4.61)
Average Realized Price	40.36	34.72	31.89	36.09	28.38
Transportation Expenses	(1.79)	(2.02)	(2.60)	(2.15)	(3.12)
Average Realized Price Net of Transportation Expenses	38.57	32.70	29.29	33.94	25.26
Operating Expenses	(9.86)	(9.12)	(8.50)	(9.35)	(8.51)
Operating Netback(1)	28.71	23.58	20.79	24.59	16.75
G&A Expenses	(2.42)	(2.33)	(3.73)	(2.55)	(2.66)
Severance Expenses	(0.04)	(0.39)	(0.01)	(0.11)	(0.13)
Transaction Expenses	—	—	—	—	(0.72)

Equity Tax	—	—	(0.02)	(0.10)	(0.30)
Realized Foreign Exchange (Loss) Gain	(0.05)	(0.04)	(0.47)	(0.11)	—
Realized Financial Instruments Gain	0.01	0.10	—	0.13	0.04
Interest Expense, Excluding Amortization of Debt Issuance Costs	(0.93)	(1.12)	(1.19)	(0.98)	(0.83)
Interest Income	0.08	0.10	0.15	0.10	0.23
Current Income Tax Expense	(3.43)	(1.45)	(2.94)	(2.08)	(1.97)
Cash Netback(1)	$21.93	$18.45	$12.58	$18.89	$10.41

Share Information (000s)
Common Stock Outstanding, End of Period	385,191	386,873	390,807	385,191	390,807
Exchangeable Shares Outstanding, End of Period	6,112	7,899	8,200	6,112	8,200
Weighted Average Number of Common and Exchangeable Shares Outstanding - Basic	394,442	394,771	370,745	396,684	320,852
Weighted Average Number of Common and Exchangeable Shares Outstanding - Diluted	394,442	394,775	370,745	396,684	320,852

	As at December 31
	2017	2016	% Change
Cash, Cash Equivalents and Current Restricted Cash and Cash Equivalents	$24,113	$33,497	(28)

Revolving Credit Facility	$148,000	$90,000	64

Convertible Senior Notes	$115,000	$115,000	—

(1) Operating netback, adjusted earnings before interest, taxes, depletion, depreciation, accretion and impairment (“DD&A”) ("Adjusted EBITDA"), funds flow from operations and cash netback, are non-GAAP measures and do not have a standardized meaning under generally accepted accounting principles in the United States of America ("GAAP"). Refer to "Non-GAAP Measures" in this press release for descriptions of these non-GAAP measures and reconciliations to the most directly comparable measures calculated and presented in accordance with GAAP.

(2) Based on year-end 2017 net debt of $272 million, comprised of working capital deficit of $16 million, senior convertible notes of $111 million (net of unamortized fees; $115 million gross) and reserves-based credit facility of $145 million (net of unamortized fees; $148 million gross), excluding risk management assets and liabilities and investment in Sterling Resources Ltd. shares, and number of shares of Gran Tierra's common stock and exchangeable shares issued and outstanding at December 31, 2017 and 2016, of 391 million and 399 million, respectively. Net working capital and debt at December 31, 2017 and 2016, prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP").

(3) Per BOE amounts are based on WI sales before royalties. For per BOE amounts based on NAR production, see Gran Tierra's Annual Report Form 10-K filed on February 27, 2018.

Conference Call Information:

Gran Tierra will host its fourth quarter and full year 2017 results conference call on Wednesday, February 27, 2018, at 9:00 a.m. Mountain Time, 11:00 a.m. Eastern Time. Interested parties may access the conference call by dialing 1-844-348-3792 or 1-614-999-9309 (North America), 00800-028-8438 or 020-3107-0289 (United Kingdom) or 01-800-913-0176 (Colombia). The call will also be available via webcast at www.grantierra.com. An archive of the webcast will be available on Gran Tierra's website until the next earnings call. For interested parties unable to participate, an audio replay of the call will be available following the call until March 3, 2017. To access the replay dial 1-855-859-2056 or 1-404-537-3406 (North America) and use passcode 71220946.

About Gran Tierra Energy Inc.

Gran Tierra Energy Inc. is an independent international energy company focused on oil and natural gas exploration and production in Colombia. The Company is focused on its existing portfolio of assets in Colombia and will pursue new growth opportunities , leveraging our financial strength. The Company's common shares trade on the NYSE American and the Toronto Stock Exchange under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.

Gran Tierra's Securities and Exchange Commission filings are available on the Securities and Exchange Commission website at http://www.sec.gov, and Gran Tierra’s reports filed with the Canadian Securities Administrators are available on SEDAR at http://www.sedar.com.

Forward Looking Statements and Legal Advisories:

This press release contains opinions, forecasts, projections, and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward looking information within the meaning of applicable Canadian securities laws (collectively, "forward-looking statements"). Such forward-looking statements include, but are not limited to Gran Tierra’s strategic focus, growth strategy, and operations including planned operations and capital program, Gran Tierra’s 2018 expected average production, production estimates, prospective resources, the use of proceeds from Gran Tierra’s recent notes offering, drilling and infrastructure schedules and financing of operations, Gran Tierra's plans, objectives, expectations and intentions regarding production, exploration and development; and the future development of the Company's business. Statements relating to “reserves” or “resources” are also deemed to be forward-looking statements, as they involve the implied assessment, based on certain estimates and assumptions, including that the reserves and resources described can be profitably produced in the future.

The forward-looking statements contained in this press release reflect several material factors and expectations and assumptions of Gran Tierra including, without limitation, that Gran Tierra will continue to conduct its operations in a manner consistent with its current expectations, the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates), rig availability, the risk profile of planned exploration activities, the effects of drilling down-dip, the effects of waterflood and multi-stage fracture stimulation operations, the extent and effect of delivery disruptions, and the general continuance of current or, where applicable, assumed operational, regulatory and industry conditions including in areas of potential expansion, and the ability of Gran Tierra to execute its current business and operational plans in the manner currently planned. Gran Tierra believes the material factors, expectations and assumptions reflected in the forward-looking statements are reasonable at this time but no assurance can be given that these factors, expectations and assumptions will prove to be correct.

Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements in this press release are: prices and markets for oil and natural gas are unpredictable and tend to fluctuate significantly; Gran Tierra’s operations are located in Colombia, and unexpected problems can arise due to guerrilla activity; technical difficulties and operational difficulties may arise which impact the production, transport or sale of our products; geographic, political and weather conditions can impact the production, transport or sale of Gran Tierra's products; the ability of Gran Tierra to execute its business plan; the risk that unexpected delays and difficulties in developing currently owned properties may occur; the ability to replace reserves and production, and develop and manage reserves on an economically viable basis; the timely receipt of regulatory or other required approvals for our operating activities; the failure of exploratory drilling to result in commercial wells; unexpected delays due to the limited availability of drilling equipment and personnel; the risk that current global economic and credit market conditions may impact oil prices and oil consumption more than Gran Tierra currently predicts, which could cause Gran Tierra to further modify its strategy and capital spending program; and the risk factors detailed from time to time in Gran Tierra’s periodic reports filed with the Securities and Exchange Commission, including, without limitation, under the caption "Risk Factors" in Gran Tierra's Annual Report on Form 10-K for the year ended December 31, 2017. These filings are available on the SEC web site at http://www.sec.gov and on SEDAR at www.sedar.com. Although the current capital spending program and long term strategy of Gran Tierra is based upon the current expectations of the management of Gran Tierra, should any one of a number of issues arise, Gran Tierra may find it necessary to alter its business strategy and/or capital spending program and there can be no assurance as at the date of this press release as to how those funds may be reallocated or strategy changed.

All forward-looking statements included in this press release are made as of the date of this press release and the fact that this press release remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable laws. Gran Tierra’s forward-looking statements are expressly qualified in their entirety by this cautionary statement.

The estimates of future production and cash from operating activities set forth in this press release may be considered to be future-oriented financial information or a financial outlook for the purposes of applicable Canadian securities laws. Financial outlook and future-oriented financial information contained in this press release about prospective financial performance, financial position or cash flows are based on assumptions about future events, including economic conditions and proposed courses of action, based on management’s assessment of the relevant information currently available, and to become available in the future. In particular, this press release contains projected operational information for 2018. These projections contain forward-looking statements and are based on a number of material assumptions and factors set out above. Actual results may differ significantly from the projections presented herein. These projections may also be considered to contain future-oriented financial information or a financial outlook. The actual results of Gran Tierra’s operations for any period will likely vary from the amounts set forth in these projections, and such variations may be material. See above for a discussion of the risks that could cause actual results to vary. The future-oriented financial information and financial outlooks contained in this press release have been approved by management as of the date of this press release. Readers are cautioned that any such financial outlook and future-oriented financial information contained herein should not be used for purposes other than those for which it is disclosed herein. The Company and its management believe that the prospective financial information has been prepared on a reasonable basis, reflecting management’s best estimates and judgments, and represent, to the best of management’s knowledge and opinion, the Company’s expected course of action. However, because this information is highly subjective, it should not be relied on as necessarily indicative of future results.

Non-GAAP Measures

This press release includes non-GAAP financial measures as further described herein. These non-GAAP measures do not have a standardized meaning under GAAP. Investors are cautioned that these measures should not be construed as alternatives to net loss or other measures of financial performance as determined in accordance with GAAP. Gran Tierra's method of calculating these measures may differ from other companies and, accordingly, they may not be comparable to similar measures used by other companies. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure.

Operating netback as presented is defined as oil and gas sales less operating and transportation expenses. Cash netback as presented is net income or loss before DD&A expenses, asset impairment, deferred income tax expense or recovery, amortization of debt issuance costs, unrealized foreign exchange gains and losses, loss on sale of business units and gain on acquisition, non-cash operating and G&A expenses and unrealized financial instruments gains and losses. Management believes that operating netback and cash netback are useful supplemental measures for investors to analyze financial performance and provide an indication of the results generated by Gran Tierra's principal business activities prior to the consideration of other income and expenses. See the table entitled Financial and Operational Highlights, above for the components of operating netback and corresponding reconciliation to net income or loss. A reconciliation from net income or loss to cash netback is as follows:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Cash Netback - Non-GAAP Measure ($000s)	2017	2017	2016	2017	2016
Net income (loss)	$(40,802)	$3,130	$(127,355)	$(31,708)	$(465,565)
Adjustments to reconcile net income (loss) to funds flow from operations
DD&A expenses	38,606	34,492	35,010	131,335	139,535
Asset impairment	275	787	146,934	1,514	616,649
Deferred income tax expense (recovery)	8,052	13,760	(38,589)	44,716	(204,791)
Amortization of debt issuance costs	547	643	2,878	2,415	5,691
Unrealized foreign exchange loss (gain)	1,141	(1,380)	(3,865)	837	(1,428)
Loss on sale of business units and (gain) on acquisition	35,309	—	10,783	44,385	(929)
Non-cash operating expenses	339	66	68	536	248
Non-cash G&A expenses	4,501	1,686	1,891	9,239	6,091
Unrealized financial instruments loss	21,185	1,976	8,455	17,492	10,717
Cash netback	$69,153	$55,160	$36,210	$220,761	$106,218

Adjusted EBITDA, as presented, is defined as net income or loss adjusted for DD&A expenses, asset impairment, interest expense, income tax recovery or expense, unrealized financial instruments loss or gain, loss on sale of business units and gain on acquisition and foreign exchange gains and losses. Management uses this supplemental measure to analyze performance and income or loss generated by our principal business activities prior to the consideration of how non-cash items affect that income or loss, and believes that these financial measures are also useful supplemental information for investors to analyze our performance and our financial results. A reconciliation from net income or loss (GAAP) to Adjusted EBITDA is as follows:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Adjusted EBITDA - Non-GAAP Measure ($000s)	2017	2017	2016	2017	2016
Net income (loss)	$(40,802)	$3,130	$(127,355)	$(31,708)	$(465,565)
Adjustments to reconcile net income (loss) to funds flow from operations
DD&A expenses	38,606	34,492	35,010	131,335	139,535
Asset Impairment	275	787	146,934	1,514	616,649
Interest expense	3,467	3,989	6,303	13,882	14,145
Income tax expense (recovery)	18,852	18,093	(30,147)	69,038	(184,669)
Unrealized financial instruments loss	21,185	1,976	8,455	17,492	10,717
Loss on sale of business units and (gain) on acquisition	35,309	—	10,783	44,385	(929)
Foreign exchange loss (gain)	1,288	(1,271)	(2,528)	2,067	(1,469)
Adjusted EBITDA	$78,180	$61,196	$47,455	$248,005	$128,414

Funds flow from operations, as presented, is net income or loss adjusted for DD&A expenses, asset impairment, deferred tax expense or recovery, stock-based compensation expense, amortization of debt issuance costs, cash settlement of RSUs, unrealized foreign exchange and financial instruments gains and losses and loss on sale of business units or gain on acquisition. Management uses this financial measure to analyze performance and income or loss generated by our principal business activities prior to the consideration of how non-cash items affect that income or loss, and believes that this financial measure is also useful supplemental information for investors to analyze performance and our financial results. A reconciliation from net income or loss to funds flow from operations is as follows:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Funds Flow From Operations - Non-GAAP Measure ($000s)	2017	2017	2016	2017	2016
Net income (loss)	$(40,802)	$3,130	$(127,355)	$(31,708)	$(465,565)
Adjustments to reconcile net income (loss) to funds flow from operations
DD&A expenses	38,606	34,492	35,010	131,335	139,535
Asset impairment	275	787	146,934	1,514	616,649
Deferred tax expense (recovery)	8,052	13,760	(38,589)	44,716	(204,791)
Stock-based compensation expense	4,840	1,752	1,959	9,775	6,339
Amortization of debt issuance costs	547	643	2,878	2,415	5,691
Cash settlement of RSUs	(30)	(33)	(24)	(564)	(1,234)
Unrealized foreign exchange loss (gain)	1,141	(1,380)	(3,865)	837	(1,428)
Financial instruments loss	21,140	1,675	8,455	15,929	10,279
Cash settlement of financial instruments	45	302	—	1,563	438
Loss on sale of business units and (gain) on acquisition	35,309	—	10,783	44,385	(929)
Funds flow from operations	$69,123	$55,128	$36,186	$220,197	$104,984

DISCLOSURE OF OIL AND GAS INFORMATION

Gran Tierra's Statement of Reserves Data and Other Oil and Gas Information on Form 51-101F1 dated effective as at December 31, 2017 (the "GTE 51-101F1"), which includes disclosure of its oil and gas reserves and other oil and gas information in accordance with NI 51-101 forming the basis of this press release, is available on SEDAR at www.sedar.com.

Estimates of net present value contained herein do not necessarily represent fair market value of reserves or resources. Estimates of reserves, resources and future net revenue for individual properties may not reflect the same level of confidence as estimates of reserves, resources and future net revenue for all properties, due to the effect of aggregation.

BOEs have been converted on the basis of six thousand cubic feet (“Mcf”) natural gas to 1 barrel of oil. BOEs may be misleading, particularly if used in isolation. A BOE conversion ratio of 6 Mcf: 1 bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. In addition, given that the value ratio based on the current price of oil as compared with natural gas is significantly different from the energy equivalent of six to one, utilizing a BOE conversion ratio of 6 Mcf: 1 bbl would be misleading as an indication of value.

Definitions

Proved reserves are those reserves that can be estimated with a high degree of certainty to be recoverable. It is likely that the actual remaining quantities recovered will exceed the estimated proved reserves.

Probable reserves are those additional reserves that are less certain to be recovered than proved reserves. It is equally likely that the actual remaining quantities recovered will be greater or less than the sum of the estimated proved plus probable reserves.

Possible reserves are those additional reserves that are less certain to be recovered than Probable reserves. There is a 10% probability that the quantities actually recovered will equal or exceed the sum of Proved plus Probable plus Possible reserves.
See the GTE 51-101F1 for additional definitions regarding terms used in this press release.
This press release contains a number of oil and gas metrics, including NAV per share, operating netback, cash netback and reserves per share which do not have standardized meanings or standard methods of calculation and therefore such measures may not be comparable to similar measures used by other companies and should not be used to make comparisons. Such metrics have been included herein to provide readers with additional measures to evaluate the Company's performance; however, such measures are not reliable indicators of the future performance of the Company and future performance may not compare to the performance in previous periods.

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NAV per share is calculated as before tax NPV discounted at 10% plus estimated net working capital deficit and debt, excluding risk management assets and liabilities and investment in Sterling Resources Ltd. shares, and number of shares of Gran Tierra's common stock and exchangeable shares issued and outstanding. Management uses NAV per share as a measure of the relative change of Gran Tierra's net asset value over its outstanding common stock over a period of time.

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Reserve per share is calculated as reserves in the referenced category divided by the number of common stock and exchangeable shares issued and outstanding at December 31. Management uses this measure to determine the relative change of its reserve base over its outstanding common stock over a period of time.

Prospective Resources

Prospective resources are those quantities of petroleum estimated, as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects. Prospective resources have both an associated chance of discovery and a chance of development. Not all exploration projects will result in discoveries. The chance that an exploration project will result in the discovery of petroleum is referred to as the "chance of discovery." Thus, for an undiscovered accumulation the chance of commerciality is the product of two risk components-the chance of discovery and the chance of development. There is no certainty that any portion of the prospective resources will be discovered. If discovered, there is no certainty that it will be commercially viable to produce any portion of the prospective resources.

Estimates of the Company's prospective resources are based upon the GTE McDaniel Prospective Resources Report. The estimates of prospective resources provided in this press release are estimates only and there is no guarantee that the estimated prospective resources will be recovered. Actual resources may be greater than or less than the estimates provided in this in this press release and the differences may be material. There is no assurance that the forecast price and cost assumptions applied by McDaniel in evaluating Gran Tierra's prospective resources will be attained and variances could be material. There is no uncertainty that any portion of the prospective resources will be discovered. If discovered, there is no certainty that it will be commercially viable to produce any portion of the prospective resources.

Estimates of prospective resources are by their nature more speculative than estimates of proved reserves and would require substantial capital spending over a significant number of years to implement recovery. Actual locations drilled and quantities that may be ultimately recovered from our properties will differ substantially. In addition, we have made no commitment to drill, and likely will not drill, all of the drilling locations that have been attributable to these quantities.

The prospective resources in this press release are classified as “mean” representing the arithmetic average of the expected recoverable volume. It is the most accurate single point representation of the volume distribution.

For a discussion of Gran Tierra’s interest in the prospective resources, the location of the prospective resources, the product type reasonably expected, the risks and level of uncertainty associated with recovery of the resources, the significant positive and negative factors relevant to the estimate of the prospective resources, a description of the applicable projects maturity sub -categories and other relevant information regarding the prospective resources estimates, please see the GTE NI 51-101F1 available on SEDAR at www.sedar.com.

Disclosure of Reserve Information and Cautionary Note to U.S. Investors

Unless expressly stated otherwise, all estimates of proved, probable and possible reserves and related future net revenue disclosed in this press release have been prepared in accordance with NI 51-101. Estimates of reserves and future net revenue made in accordance with NI 51-101 will differ from corresponding estimates prepared in accordance with applicable U.S. Securities and Exchange Commission ("SEC") rules and disclosure requirements of the U.S. Financial Accounting Standards Board ("FASB"), and those differences may be material. NI 51-101, for example, requires disclosure of reserves and related future net revenue estimates based on forecast prices and costs, whereas SEC and FASB standards require that reserves and related future net revenue be estimated using average prices for the previous 12 months. In addition, NI 51-101 permits the presentation of reserves estimates on a "company gross" basis, representing Gran Tierra's working interest share before deduction of royalties, whereas SEC and FASB standards require the presentation of net reserve estimates after the deduction of royalties and similar payments. There are also differences in the technical reserves estimation standards applicable under NI 51-101 and, pursuant thereto, the COGEH, and those applicable under SEC and FASB requirements.

In addition to being a reporting issuer in certain Canadian jurisdictions, Gran Tierra is a registrant with the SEC and subject to domestic issuer reporting requirements under U.S. federal securities law, including with respect to the disclosure of reserves and other oil and gas information in accordance with U.S. federal securities law and applicable SEC rules and regulations (collectively, "SEC requirements"). Disclosure of such information in accordance with SEC requirements is included in the Company's Annual Report on Form 10-K and in other reports and materials filed with or furnished to the SEC and, as applicable, Canadian securities regulatory authorities. The SEC permits oil and gas companies that are subject to domestic issuer reporting requirements under U.S. federal securities law, in their filings with the SEC, to disclose only estimated proved, probable and possible reserves that meet the SEC's definitions of such terms. Gran Tierra has disclosed estimated proved, probable and possible reserves in its filings with the SEC. In addition, Gran Tierra prepares its financial statements in accordance with United States generally accepted accounting principles, which require that the notes to its annual financial statements include supplementary disclosure in respect of the Company's oil and gas activities, including estimates of its proved oil and gas reserves and a standardized measure of discounted future net cash flows relating to proved oil and gas reserve quantities. This supplementary financial statement disclosure is presented in accordance with FASB requirements, which align with corresponding SEC requirements concerning reserves estimation and reporting.

In this press release, the Company uses the term prospective resources. The SEC guidelines strictly prohibit the Company from including prospective resources in filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the other reports and filings with the SEC, available from the Company's offices or website. These forms can also be obtained from the SEC website at www.sec.gov or by calling 1-800-SEC-0330.

Contact Information

For investor and media inquiries please contact:

Gary Guidry
Chief Executive Officer

Ryan Ellson
Chief Financial Officer

Rodger Trimble, P.Eng.
Vice-President Investor Relations
403-265-3221

info@grantierra.com